Exhibit 8.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com

January 5, 2022

Zendesk, Inc.

989 Market Street

San Francisco, CA 94103

Ladies and Gentlemen:

This opinion letter is being delivered to you in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 28, 2021, by and among Zendesk, Inc., a Delaware corporation (“Parent”), Milky Way Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and Momentive Global Inc., a Delaware corporation (the “Company”), and the Registration Statement on Form S-4 (including the Joint Proxy Statement/Prospectus contained therein) initially filed by the Parent on December 6, 2021 with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”) in connection with the Merger (as amended through the date hereof, the “Form S-4”).1

In connection with the preparation of this opinion letter, we have examined, and with your consent relied upon, without any independent investigation or review thereof, the following documents (including all exhibits and schedules thereto): (1) the Merger Agreement; (2) officers’ certificates delivered by each of the Company and Parent to us for purposes of this opinion, both dated as of the date hereof (the “Tax Certificates”); (3) the Form S-4 and (4) such other instruments and documents related to the formation, organization, and operation of the Company and Parent or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate (the documents described in clauses (1) through (4), collectively, the “Reviewed Documents”).

Assumptions

In connection with rendering this opinion, we have assumed or obtained representations (which with your consent we are relying upon, and upon which our opinion is premised, without any independent investigation or review thereof), including that:

1.

(A) All information contained in each of the Reviewed Documents we have examined and upon which we have relied in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, (B) all copies are accurate, (C) all signatures are genuine, and (D) all the Reviewed Documents have been or will be, as the case may be, timely and properly executed.

[1]

Except as otherwise provided, capitalized terms used but not herein defined have the meaning ascribed to them in the Merger Agreement. Unless otherwise noted, all “Section” references contained herein refer to sections of the Internal Revenue Code of 1986, as amended.

Zendesk, Inc.

January 5, 2022

2.

There will have been, by the Effective Time, or at such other time as contemplated in the Merger Agreement, due execution and delivery of all documents, where due execution and delivery are prerequisites to the effectiveness thereof.

3.

To the extent relevant to our opinion, all representations, warranties, and statements made or agreed to by Parent, Merger Sub, the Company, and their respective managers, employees, officers, directors, and stockholders in the Reviewed Documents, have been and will continue to be true, complete, and accurate in all respects; any representation or statement made in the Reviewed Documents that is qualified by belief, knowledge, intention, materiality or any comparable or similar qualification, is and will be true, correct, and complete, as if made without such qualification.

4.

The Merger Agreement is valid and binding in accordance with its terms. The Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all pre-closing covenants and conditions to the obligations of the parties (other than the delivery of this opinion), without amendment, waiver, or breach thereof, except for any waiver or modification that does not cause any of the statements and representations stated in the Tax Certificates not to be true, correct, and complete) and in accordance with the Delaware General Corporation Law (the “DGCL”).

5.	Each of the Company, Parent and Merger Sub will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder.

Opinion

Based upon and subject to the assumptions and qualifications set forth herein, (i) we are of the opinion that the Merger, when effective, will qualify as a “reorganization” within the meaning of Section 368(a) and (ii) we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Form S-4, the discussion set forth in the Form S-4 under the caption “U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined in the Form S-4) of Company common stock.

Limitations and Qualifications

In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below:

1.

The opinion set forth in this letter is based on relevant current provisions of the Code, the Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the IRS, including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress, and the courts (as applicable), which change may or may not be retroactive in effect and which might result in material modifications of our opinion. Our opinion does not foreclose the possibility of a contrary

Zendesk, Inc.

January 5, 2022

determination by the IRS or a court of competent jurisdiction, nor of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS. Neither the Company nor Parent has requested or will request a ruling from the IRS as to any of the U.S. federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, including on a retroactive basis, would not adversely affect the accuracy of the opinion expressed herein.

2.

This letter addresses only the specific tax opinion set forth above. Our opinion does not address any other U.S. federal, state, local, or non-U.S. tax consequences that will or may result from the Merger.

3.

Our opinions set forth herein are based upon, among other things, the description of the contemplated transactions (including the Merger) as set forth in the Merger Agreement. No opinion is expressed as to any transaction other than those set forth in the Merger Agreement, or to any transaction whatsoever, including the Merger, unless all the transactions described in the Merger Agreement (or otherwise contemplated in connection with the Merger) have been consummated in accordance with the terms of the Merger Agreement (and also without amendment, waiver, or breach of any provision thereof except for any waiver or modification that does not cause any of the statements and representations stated in the Tax Certificates not to be true, correct, and complete), and also unless all of the representations, warranties, statements, and assumptions upon which we have relied are true, complete, and accurate at all times. In the event that the actual facts relating to any aspect of the transactions contemplated by the Merger Agreement differ from the terms of the Merger Agreement (without amendment, waiver, or breach of any provision thereof, except for any waiver or modification that does not cause any of the statements and representations stated in the Tax Certificates not to be true, correct, and complete), or if any one of the representations, warranties, statements, or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion letter has been prepared solely for your use in connection with the filing of the Form S-4 and speaks as of the date hereof. We undertake no responsibility by reason of this opinion letter or otherwise to advise you or any other person of any changes in our opinion subsequent to the delivery of this opinion letter. In addition, our opinion is being delivered prior to the consummation of the Merger and therefore is prospective and dependent on future events. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior written consent.

Zendesk, Inc.

January 5, 2022

We hereby consent to the filing of this opinion letter as Exhibit 8.1 to the Form S-4 and to the reference to Hogan Lovells US LLP under the caption “Legal Matters” in the Form S-4. In giving this consent, however, we do not admit thereby that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP